UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017

Biohaven Pharmaceutical Holding Company Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.

234 Church Street

New Haven, Connecticut 06510

(Address of principal executive offices, including zip code)

(203) 404-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01                   Completion of Acquisition or Disposition of Assets.

Description of Acquisition

As contemplated by the final prospectus dated May 3, 2017 (the “Prospectus”) in connection with the initial public offering of the common shares of Biohaven Pharmaceutical Holding Company Ltd. (the “Registrant” or the “Company”), including the section of the Prospectus titled “Use of Proceeds,” on October 5, 2017, the Company purchased 1,375,000 shares of common stock, $0.0001 par value (the “Shares”) of Kleo Pharmaceuticals, Inc., a privately-held Delaware corporation (“Kleo”) in satisfaction of the third of a series of the Company’s purchase commitments pursuant to the Securities Purchase Agreement between Kleo and the Company, dated as of August 29, 2016 (the “Purchase Agreement”).  The total consideration paid by the Company to Kleo for the Shares was $1,375,000.

As described in the Prospectus, under the Purchase Agreement, the Company committed to purchase an aggregate of 8,500,000 shares of Kleo’s common stock, at a purchase price of $1.00 per share, in a series of closings.  The initial closing occurred on August 29, 2016, at which date the Company purchased 3,000,000 shares of Kleo’s common stock.  Pursuant to a schedule set forth in the Purchase Agreement, the Company was obligated to purchase the remaining 5,500,000 shares in four equal installments through December 2017.  The Company satisfied the first and second installments by purchasing 1,375,000 shares on each of March 30, 2017 and June 8, 2017 for total consideration of $2,750,000.  The acquisition on October 5, 2017 described above satisfied the third installment obligation (the “Third Installment Purchase”). The Purchase Agreement includes an anti-dilution provision whereby Kleo shall issue additional shares of its Common Stock to the Company in the event Kleo issues or sells any additional stock for a consideration per share less than the share price paid by the Company. For all periods for which the Company has owned shares of Kleo common stock, the Company has accounted, and following the completion of the Third Installment Purchase, the Company expects to continue to account, for its ownership of Kleo’s common stock utilizing the equity method of accounting in accordance with accounting principles generally accepted in the United States of America.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on June 14, 2017 and incorporated herein by reference.

In addition, on October 5, 2017, the Company entered into two separate subscription agreements with Kleo (“First Subscription Agreement” and “Second Subscription Agreement”) in order to maintain the Company’s relative ownership interest in Kleo.  Pursuant to the First Subscription Agreement, the Company purchased 1,397,904 shares of Kleo’s common stock at a purchase price of $1.0993 per share, for total consideration of $1,536,715.87.  Pursuant to the Second Subscription Agreement, the Company purchased an additional 651,639 shares of Kleo’s common stock at a purchase price of $1.0993 per share, for total consideration of $716,346.75.

The foregoing description of the First Subscription Agreement and Second Subscription Agreement is not complete and is qualified in its entirety by reference to the full text of each agreement, copies of which are filed as Exhibits 2.2 and 2.3 to this Current Report on Form 8-K and incorporated herein by reference.

Material Relationships

David A. Spiegel, M.D., Ph.D. is a co-founder of Kleo.  On March 30, 2017, the Company purchased 500,000 shares of Kleo’s common stock directly from Dr. Spiegel for consideration consisting of $249,750 in cash and 32,500 common shares of the Company.

Two members of the Company’s board of directors, Declan Doogan, M.D. and John W. Childs, also serve as members of Kleo’s board of directors.  Vlad Coric, M.D., the chief executive officer and a director of the Company, and Gregory H. Bailey, M.D., another member of the Company’s board of directors, serve as board observers for Kleo.

Item 9.01              Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired. The financial statements required by this Item are not being filed herewith and will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)                                 Pro Forma Financial Information. The pro forma financial information required by this Item is not being filed herewith and will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)                                 Exhibits.

Exhibit Number	Exhibit Description

2.1

Securities Purchase Agreement between Kleo Pharmaceuticals, Inc. and the Registrant, dated as of August 29, 2016 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2017).

2.2	First Subscription Agreement between Kleo Pharmaceuticals, Inc. and the Registrant, dated as of October 5, 2017.

2.3	Second Subscription Agreement between Kleo Pharmaceuticals, Inc. and the Registrant, dated as of October 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.

	By:	/s/ Vlad Coric
Date: October 12, 2017		Vlad Coric, M.D. Chief Executive Officer